UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 17, 2008

RIDGEWOOD ELECTRIC POWER TRUST IV
(Exact Name of Registrant as Specified in Charter)

Delaware	0-25430	22-3324608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1314 King Street, Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(302) 888-7444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 17, 2008, Ridgewood Electric Power Trust IV (“Trust IV”) and Ridgewood Electric Power Trust III (“Trust III”), the co-owners of Ridgewood Providence Power Partners, L.P. (“Ridgewood Providence”), which owns and operates an engine-driven, landfill gas-fueled electricity generating station located at the Central Landfill in Johnston, Rhode Island (the “Landfill”), entered directly or indirectly, through one or more subsidiaries, into a series of agreements relating to the site lease, the rights to gas generated by the Landfill, the operation of gas collection systems at the Landfill, and the ownership and development rights related to the electric generation facilities located at the Landfill, each of which is described below (collectively, the “Agreements”).

Pursuant to the Contribution Agreement described below, Trust IV, Trust III, Ridgewood Olinda, LLC (“Olinda”), which is owned by Ridgewood Electric Power Trust I (“Trust I”), and Ridgewood Power B Fund/Providence Expansion (“B Fund”) each contributed certain membership, partnership and economic interests that they held in Ridgewood Providence, Ridgewood Rhode Island Generation LLC (“RRIG”), Rhode Island Gas Management LLC (“RIGM”) and Ridgewood Providence Power Corporation (“RPPC”) to a new company called Rhode Island LFG Genco, LLC (“RILG”), in exchange for their allocable interests in RILG, as set forth below (the “Transaction”).  Ridgewood Gas Services LLC (“RGS”) is wholly-owned by RIGM and RILG is the sole member of Rhode Island Central Genco, LLC (“RICG”). Trust I, Trust III, Trust IV and B Fund are collectively referred to as the “Trusts.”

As a result of the completion of the transaction, Trust IV, Trust III, Trust I (through its ownership of Olinda) and B Fund own all of the equity interests in RILG, which in turn owns the equity interests in Ridgewood Providence, RPPC, RRIG, RICG, and RGS.  Each of Ridgewood Providence and RRIG owns independent electric generating facilities at the Landfill.  RGS operates and maintains certain gas collections systems at the Landfill.  RICG was formed as a subsidiary of RILG and RICG is devoted solely to the development of expanded electricity generation on the site.  The principal purpose of the Transaction is to consolidate the activities of Trust I, Trust III, Trust IV and B Fund at the Landfill under one entity, RILG, which the Trusts will wholly own so that RILG can pursue the development of new electric generating facilities at the Landfill. RPPC owns a 1% general partnership interest in Ridgewood Providence.

Ridgewood Renewable Power LLC (the “Managing Shareholder”) serves as the managing shareholder of each of the Trusts involved in the Transaction. To assist in its consideration of the Transaction, the Managing Shareholder appointed a Special Committee consisting of Joseph Ferrante, Jr. and Jonathan C. Kaledin to make a recommendation to the Managing Shareholder with respect to the advisability of the allocation of the equity interests in RILG among the Trusts proposed by the Managing Shareholder.

Joseph Ferrante, Jr., 67 has been a lawyer in private practice in Ridgewood,  New Jersey for more than 13 years specializing in business, regulatory and administrative law.  He received a Juris Doctorate degree from  the  George   Washington   University  in  1968  and  his undergraduate  degree  from the Johns  Hopkins  University.  Mr. Ferrante advises a large number of start-up and entrepreneurial companies.  Mr. Ferrante served on a board of independent trustees for each of Ridgewood Electric Power Trust II ( “Trust II”) and Trust III and as an independent panel member for Ridgewood Electric Power Trust V from January 1, 2000 until December 31, 2001, at which time the requirement for such boards and panel were abolished.

Jonathan C. Kaledin, 50, is the Director of The Nature Conservancy’s (the “Conservancy”) Blue Water Certification Program.  Mr. Kaledin joined the Conservancy in 1995, and served as the New York State Counsel for the Conservancy from 1995 to June 2008, except during the 2003-2004 period, when he served as General Counsel of the Commonwealth of Massachusetts’ Executive Office of Environmental Affairs.  Prior to joining the Conservancy, Mr. Kaledin practiced law in both the private and public sectors, including with the law firm of Goulston & Storrs and with the U.S. Environmental Protection Agency.  He also served as Director of the National Water Education & Funding Councils from 1991 to 1995, an advocacy and public policy project aimed at publicizing clean water infrastructure funding needs in the U.S. and advocating for increased federal funding of Clean Water Act and Safe Drinking Water Act projects. Mr. Kaledin received his Juris Doctorate degree from New York University School of Law, and his Bachelor of Arts degree magna cum laude from Harvard University.  Mr. Kaledin served on a board of independent trustees for each of Trust II and Trust III and as an independent panel member for Trust V from January 1, 2000 until December 31, 2001, at which time the requirement for such boards and panel were abolished.

The members of the Special Committee are not otherwise affiliated with the Trusts or the Managing Shareholder, or any of affiliates thereof.

The Managing Shareholder has determined that this allocation of the membership interests of RILG to the Trusts provided for in the Contribution Agreement is fair and advisable to the Trusts and their respective shareholders.  In determining to move forward, the Managing Shareholder consulted with the Special Committee, took into consideration the recommendation of the Special Committee with respect to the advisability of the allocation proposed by the Managing Shareholder, and considered the advice of its advisors, including the investment banking firm retained by the Trusts to assist the Managing Shareholder, Ewing Bemiss & Co. (“Ewing Bemiss”). Ewing Bemiss has advised the Managing Shareholder that the allocation of the membership interests of RILG to the Trusts as described below is within the range of fairness from a financial point of view for each Trust.  A copy of Ewing Bemiss’ opinion is attached as Exhibit 99.1 hereto.

Each of the foregoing entities and their relationships with one another are described in more detail below.

I.           Summary

The purposes of the Agreements are, among other things, to (i) substitute a single site lease and gas rights agreement running from Rhode Island Resource Recovery Corporation (“RIRRC”), the owner and operator of the Landfill, to a single Trust-affiliated party in the place of the existing multiple integrated agreements running from the RIRRC to multiple Trust-affiliated parties, (ii) confirm the operating arrangements of the landfill gas collection systems at the Landfill, (iii) consolidate the ownership of the landfill gas collection systems at the Landfill, (iv) set the terms of the surrender of the electric generating facilities owned by Ridgewood Providence to the owner of the Landfill to permit the expansion of the Landfill, and (v) facilitate the development of new electricity generation capacity at the Landfill.

While the Agreements are intended to ultimately facilitate the possible redevelopment and expansion of landfill gas-fueled electricity generating facilities currently owned by Trust-affiliated parties, either directly or through affiliates, there can be no assurance if or when such redevelopment and expansion would occur, if ever, and if it does occur, when and whether it will be financially successful.  RILG and RGS are also obligated, under the terms of the Agreements with RIRRC to assume primary responsibility for costs associated with the landfill gas collection system at the Landfill as of the first to occur of the commencement of operation of the redeveloped facility or June 1, 2013.  Further, RILG and RGS may need to obtain third-party financing to perform their duties under the relevant Agreements, and, while the Managing Shareholder believes such financing will be available, there can be no assurance whether or when RILG and/or RGS will be able to obtain such financing or to obtain it on terms satisfactory to them.  RRIG, which was formed for the purpose of utilizing a portion of the supply of gas from the Landfill that is in excess of the quantity that could be used by Ridgewood Providence, is owned by B Fund and  indirectly by Trust I through its ownership of Olinda.

II.           Prior Arrangements

Ridgewood Providence’s landfill gas-fueled electricity generating project has a total capacity of approximately 13.8 megawatts (“MW”).  RRIG owns two engine-driven landfill gas-fueled electricity generating stations generally referred to as “Phase I” and “Phase II”.  The Phase I project has a total capacity of approximately 2.6 MW and the Phase II project has a total capacity of approximately 6.6 MW.  Each of Ridgewood Providence and RRIG has the rights to the landfill gas needed to operate its own project or projects, but neither currently has the right to the additional gas produced at the Landfill.  RGS currently owns one of two gas collection systems at the Landfill, with the other gas collection system being owned by RIRRC.  RGS operates both gas collection systems at the Landfill. None of the Trusts or their affiliates is engaged in land-filling operations at the Landfill and no portion of the landfill is owned by any of the Trusts or their affiliates.

III.           The Agreements

The Agreements are as follows:

Contribution Agreement

The Contribution Agreement, dated November 17, 2008 (the “Contribution Agreement”), is among Trust IV, Trust III, Olinda, B Fund, RPPC, RIGM, the Managing Shareholder, RILG and Ridgewood Management Corporation (“Ridgewood Management”). Ridgewood Management is owned by Robert E. Swanson, the Chairman and principal owner of the Managing Shareholder.

Pursuant to the Contribution Agreement, effective November 17, 2008, Trust IV, Trust III, Trust I through Olinda and B Fund have each contributed to RILG all of the ownership interests that they hold in Ridgewood Providence, RRIG, RIGM and RPPC in exchange for an allocable interest in RILG.  The Trusts and RILG are managed by the Managing Shareholder, and Olinda and RIGM are managed by Ridgewood Management.

Prior to this transaction:

•	Trust IV owned a 63.67% limited partnership interest in Ridgewood Providence, a 64.3% membership interest in RIGM and 64.3% of the stock in RPPC;

•	Trust III owned a 35.33% limited partnership interest in Ridgewood Providence, a 35.7% membership interest in RIGM and 35.7% of the stock in RPPC;

•	RPPC owned a 1% general partnership interest in Ridgewood Providence;

•	Trust I, through Olinda, owned a 15% membership interest in RRIG; and

•	B Fund owned a 85% membership interest in RRIG.

Pursuant to the Contribution Agreement:

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Trust III and Trust IV agreed to transfer, convey and assign to RILG all of their respective right, title and interest in and to Ridgewood Providence, RPPC and RIGM, including, without limitation, all of their rights in, to and under the Amended and Restated Agreement of Limited Partnership of Ridgewood Providence dated as of April 1, 1996 and the Limited Liability Company Agreement of RIGM dated as of March 4, 2002, in exchange for the membership and economic interests in RILG described below;

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Trust I (through Olinda) and B Fund agreed to transfer, convey and assign to RILG all of their respective right, title and interest in and to RRIG, including, without limitation, all of their rights in, to and under the Amended and Restated Limited Liability Company Agreement of RRIG dated as of January 1, 2005, in exchange for the membership and economic interests in RILG described below;

•	Trust IV received a 35.2364% membership and economic interest in RILG;

•	Trust III received a 19.5636% membership and economic interest in RILG;

•	Trust I (through Olinda) received a 6.78% membership and economic interest in RILG;

•	B Fund received a 38.42% membership and economic interest in RILG; and

•	RIGM merged with and into RILG on November 18, 2008 and RIGM’s 100% membership interest in RGS was transferred to RILG at the effective time of such merger.

RILG LLC Agreement

RILG was formed on October 23, 2007, with each of Trust IV, Trust III, Trust I (through Olinda) and B Fund holding a nominal $250 interest in RILG.  Each of Trust IV, Trust III, Trust I, B Fund and the Managing Shareholder have entered into the Amended and Restated Limited Liability Company Agreement of RILG dated as of November 17, 2008 (the “RILG LLC Agreement”), which provides generally for the governance of RILG and the allocation of profits, losses and distributions among the members of RILG.  The RILG LLC Agreement provides that the Managing Shareholder of each of Trust IV, Trust III, Trust I and B Fund will manage RILG and that, in the event that any of those Trusts’ Declaration of Trust would require a shareholder vote in order for that Trust to take a specified action, RILG may not take that action without the approval of the shareholders of such Trust.  The RILG LLC Agreement also provides that profits, losses and distributions for RILG will be allocated among Trust IV, Trust III, Trust I (through Olinda) and B Fund according to the membership interest percentages described under the heading “Contribution Agreement” above.  The RILG LLC Agreement requires the prior approval of RILG’s manager or the satisfaction of certain conditions for the assignment, transfer or pledge of any membership interest in RILG.

New Agreements with RIRRC

The transactions contemplated by the Contribution Agreement permit the consolidation of the interests in Ridgewood Providence, RPPC, RRIG, RICG, and RGS into one entity, RILG, which consolidation is expected to facilitate the possible development of additional electricity generating capacity at the Landfill.  To that end, RILG, RGS and certain other parties entered into the following new agreements with RIRRC (the “RIRRC Agreements”):

•	The Amended and Restated Site Lease and Landfill Gas Delivery Agreement, dated as of November 17, 2008, between RILG and RIRRC (the “Site Lease”).

•	The Amended and Restated Landfill Gas Services Agreement, dated as of November 17, 2008, among RGS, RIRRC and, solely as to Sections 3.2 and 3.3, RILG (the “Services Agreement”).

•	The Purchase and Sale Agreement, dated as of November 17, 2008, between RGS and RIRRC (the “Purchase Agreement”).

The following are brief summaries of each of the RIRRC Agreements:

1.           Site Lease

The Site Lease, which amends and restates both the Landfill Gas Lease Agreement between Ridgewood Providence and RIRRC and the Site Lease and Landfill Gas Delivery Agreement between RIRRC and RRIG, effectively transfers to RILG the rights to the landfill gas produced at the Landfill. Under the Site Lease, RIRRC will transfer 100% of the landfill gas produced at the Landfill to RILG, currently and in the future.  Under the previously existing lease arrangements, Ridgewood Providence and RRIG had rights only to the landfill gas needed to fuel their existing generating facilities; the Site Lease represents an expansion of the rights to the landfill gas at the Landfill.  In addition, RIRRC will provide RILG with a location along the perimeter of the Landfill for the construction of a new electricity generating facility by RILG or its affiliate, which is expected to be RICG, and a second location for a gas pre-treatment and compression station.

RILG is responsible for accepting the landfill gas at the downstream flange at the intersection of the proposed perimeter header and the proposed main gas feed header and conveying it, either to a generating facility owned by it, or its affiliate, for use as a fuel, or to flares on the Landfill for destruction.  RILG is also responsible for the development and construction of a sulfur treatment facility on the Landfill and the construction of new pipes and headers.  The cost of building and operating the sulphur treatment facility and the pipes and headers will be approximately $5 million.  The cost of the sulfur treatment facility will be split equally between RILG and RIRRC; it is expected that the entire cost associated with the construction of pipes and headers will be paid by RILG.  It is expected that the cost of new flares on the Landfill will be borne by RIRRC, but in certain circumstances, the costs may be shared with RILG.

Under the Site Lease, effective as of the commercial operation date of the new generating facility, RILG will pay a royalty to RIRRC (net of the gas collection system credit and net of the royalty holiday described below) of 15% of gross sales from all sources including electricity, renewable energy credits and other environmental attributes.  RIRRC will allow as a credit against royalties an amount equal to $5 million per year, escalated for inflation, as compensation for RGS’ continued construction, operation and maintenance of all gas collection systems.  RIRRC will also allow as a credit against royalties, a “royalty holiday.”  The amount of the royalty holiday is equal to the amount of royalties that would otherwise be collected by RIRRC with respect to 12 MW of generation in any year.  The royalty holiday is 100% of such amount during each of the first five years of operation, and declining at the rate of 20% per year in each of the succeeding five years.  The payment arrangements under the previously existing leases will continue in place until the new generating facility begins commercial operation.  RILG will also pay monthly rent of $3,400 (escalated for inflation beginning in 2010) for the land on which the treatment facility described above is intended to be built.

The Site Lease provides that, no later than June 1, 2010, Ridgewood Providence will terminate operations of its existing electricity generating facility, decommission such facility and transfer title thereto, without further compensation, to RIRRC.  RIRRC may accelerate this June 1, 2010 date by paying $500,000 for each calendar month or portion thereof remaining between the exercise date and June 1, 2010.  Further, RILG must relocate all or a portion of RRIG’s Phase I project at a cost estimated not to exceed $500,000.  The cost of such relocation will be shared equally between RIRRC and RILG with RIRRC’s contribution limited to $250,000. RIRRC has agreed that it will not exercise its right of eminent domain with respect to the facilities at the Landfill that are affiliated with the Trusts.

The Site Lease term continues so long as RILG or an affiliate has electricity generating facilities on the Landfill capable of using the landfill gas on an economic basis.  In the event of a default by RILG under the Site Lease, RIRRC may terminate the Site Lease and exercise any right it may possess at law or equity including, but not limited to, seeking specific performance and/or monetary damages.  However, any potential liability rests with RILG and not with B Fund, Trust I, Trust III or Trust IV.

2.           Services Agreement

Under the Services Agreement, RGS will continue to be responsible for constructing, operating and maintaining all necessary landfill gas and condensate collection systems, the sulfur pretreatment system and the flares at the Landfill. Until the earlier of the commercial operation of the new generating facility or June 1, 2013, RIRRC will pay RGS for its services under the Services Agreement in accordance with the terms of the Landfill Gas Services Agreement between them dated as of August 1, 2003. Thereafter, RGS will bear all expenses in connection with those services, except for the capital cost of flares, which is to be shared with RIRRC in agreed percentages.  RILG is a party to the Services Agreement solely as to the provisions that permit RILG to net payments due from it to RIRRC under the Site Lease against payments due from RIRRC to RGS under the Services Agreement and that grant RGS a security interest in the payments due to RIRRC under the Site Lease.  In the event of a default by RGS under the Services Agreement, RIRRC may terminate the Agreement and exercise any right it may possess at law or equity including, but not limited to, seeking specific performance and/or monetary damages.  However, any potential liability rests with RGS and not with B Fund, Trust I, Trust III or Trust IV.  Upon termination of the Services Agreement, RGS will convey all of its interests in the landfill gas and condensate collection systems to RIRRC.

3.           Purchase Agreement

Under the Purchase Agreement, RGS has the option (but not the obligation) to purchase the gas collection system and related condensate control, treatment and disposal system owned by RIRRC for $1.00.  RGS may exercise its option at any time after RILG or its affiliate provides its construction contractor with a notice to proceed with construction of the new generating facility at the Landfill and before the commercial operation of that new generating facility.  Upon the termination of the Services Agreement, RIRRC may reacquire those systems without compensation to RGS.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the following documents, each of which is attached as an exhibit hereto and is incorporated herein by reference: (i) the Contribution Agreement, (ii) the RILG LLC Agreement, (iii) the Site Lease, (iv) the Services Agreement, (v) the Purchase Agreement, and (vi) the fairness opinion of Ewing Bemiss.

Forward-looking Information

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein involve known and unknown risks and uncertainties and other important factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors or the occurrence of events that could cause actual results to differ materially from those forward-looking statements include, but are not limited to: (i) the initiation of the redevelopment and expansion project described herein on a timely basis or at all; (ii) the successful completion of such project, if it occurs; (iii) the level of financial success achieved by the Trust as a result of such project, if any; (iv) the potential future adoption of applicable governmental regulations inhibiting or preventing the termination by Ridgewood Providence of the operations of its existing generating facility or the decommissioning of such facility and the transfer of its title; (v) the ability to raise sufficient capital to finance the project; and (vi) such other factors, risks and uncertainties that are described in Item 1A of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2007, and in filings made by the Trust with the Securities and Exchange Commission from time to time.  The forward-looking statements contained herein are made only as of the date hereof.  The Trust undertakes no obligation to publicly release the results of any revisions to the forward-looking statements made herein to reflect events or circumstances that occur after today or to reflect the occurrence of unanticipated events, except as required by law.

Item 8.01 Other Events.

The Special Committee retained its own legal counsel and its own financial advisor, Duff & Phelps, LLC (“Duff & Phelps”), a provider of independent financial advisory and investment banking services, supporting client needs principally in the areas of valuation, fairness opinions, financial restructurings and mergers & acquisition advisory services.  The Special Committee delivered a written report to the Managing Shareholder that it had concluded, after  receiving the opinion  referred to below from Duff & Phelps and advice from its legal counsel, discussions with the Managing Shareholder, in its capacity as managing shareholder of  each of the Trusts, and such other information as it deemed relevant, that it is advisable with respect to each Trust to structure the ownership of RILG such that the membership interests of the Trusts are as described above in the description of the Contribution Agreement. A copy of the report of the Special Committee is attached as Exhibit 99.2 to this Form 8-K.  Also, based upon and subject to the limitations, exceptions, assumptions and qualifications set forth therein, as of November 17, 2008, Duff & Phelps rendered a fairness opinion to the Special Committee concerning the fairness , within a range, from a financial point of view of the allocation of ownership interests specified therein of RILG among the Trusts.

The descriptions of the written opinion of Duff & Phelps herein and the report of the Special Committee herein do not purport to be complete and are qualified by reference to the full texts of such documents. The written opinion of Duff & Phelps is filed as Exhibit 99.3 to this Form 8-K.  Each of the opinion of Duff & Phelps herein and the report of the Special Committee is incorporated by reference herein.  The opinion sets forth, among other things, assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in rendering the opinion, which should be reviewed carefully and in its entirety.  The opinion is directed to the Special Committee and addresses only the fairness, within a range, from a financial point of view of the allocation of ownership interests specified therein of RILG among the Trusts. The opinion may only be relied on by the Special Committee and may not be relied on by any other person or persons, including, without limitation, the boards of directors of, the board of managers of, any security holders of, creditors of or affiliated parties of the Managing Shareholder or any of the Trusts, or for any other purpose.  The Duff & Phelps opinion:

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does not address the merits of the underlying business decision to enter into the Transaction or the relative merits of the Transaction as compared to any alternative strategy or transaction or the effects of any other transaction in which RILG, Ridgewood Providence, RRIG, RIGM and RPPC or any Trust might engage;

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is not a recommendation as to how the Managing Shareholder or any equity holder should act with respect to any matters relating to the Transaction, or whether to proceed with the Transaction or any related transaction; and

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does not indicate that the consideration to received by each Trust is the best possibly attainable under any circumstances; instead, it merely states that the consideration to be received by each Trust in the Transaction is within a range suggested by certain financial analyses.

The decision as to whether to whether to proceed with the Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Duff & Phelps opinion is based.  The opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.  The Special Committee, and not Duff & Phelps, is solely and ultimately responsible for advising the Managing Shareholder as to whether the Transaction is advisable for each Trust.

In rendering its opinion, Duff & Phelps conducted various analyses.  Duff & Phelps did not attribute any particular weight to any specific analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.  Several analytical methodologies were employed by Duff & Phelps in its analyses, and no one single method of analysis should be regarded as critical to the overall conclusion reached by Duff & Phelps.  Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.  Accordingly, Duff & Phelps considered such analyses as a whole. The conclusion reached by Duff & Phelps, therefore, is based on the application of Duff & Phelps’ own experience and judgment to all analyses and factors considered by Duff & Phelps, taken as a whole.

In connection with preparing the opinion, Duff & Phelps made such reviews, analyses and inquiries as Duff & Phelps deemed necessary and appropriate under the circumstances.  Duff & Phelps’ procedures, investigations and financial analysis with regard to the Transaction included, but was not limited to, the items summarized in the opinion under the caption “Scope of Analysis” contained therein.  In performing its analyses, and in rendering its opinion, Duff & Phelps:

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relied upon the accuracy, completeness and fair presentation of all information, data, advice, opinions, memoranda and representations obtained from public sources or provided to it from private sources, including the Trusts and the Managing Shareholder, and did not attempt to independently verify such information;

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assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps, including any information regarding certain strategic, financial and operational benefits and costs anticipated from the Transaction were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same and appropriate for Duff & Phelps to utilize in Duff & Phelps’ analyses;

•	assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conformed in all material respects to the drafts reviewed;

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assumed that information supplied to Duff & Phelps, and representations and warranties made in all agreements provided to Duff & Phelps, including a letter from each of the Trusts, are or were or will be, at the time they were made or are to be made accurate in all material respects;

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assumed that the Transaction will not result in a tax liability or tax obligation for U.S. Federal income tax purposes for the investors in the Trusts and that the Trusts will not incur any adverse tax or accounting consequences as a result of the Transaction;

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assumed that all of the conditions required to implement the Transaction will be satisfied, including that all past and future payments of transaction expenses will be adjusted on a pro rata basis per the terms of the Contribution Agreement, and that the Transaction will be completed in accordance with the Contribution Agreement without any material amendments thereto or any material waivers, modifications or amendments of any material terms or conditions thereof; and

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assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained at a time which will not materially adversely delay, limit, restrict, condition or otherwise affect Ridgewood Providence, RRIG, RIGM and RPPC or any Trust, or the contemplated benefits expected to be derived in the Transaction.

In its analysis and in connection with the preparation of its opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Transaction.  To the extent that any of the foregoing assumptions or any of the facts on which the Duff & Phelps opinion is based proves to be untrue in any material respect, Duff & Phelps has advised the Special Committee that the Duff & Phelps opinion cannot and should not be relied upon.

Notwithstanding Duff & Phelps’ physical inspection of the assets of Ridgewood Providence and RRIG, Duff & Phelps did not make any independent evaluation or appraisal of the solvency of those entities or of any specific assets or liabilities (contingent or otherwise), nor has Duff & Phelps been furnished with any such evaluations or appraisals or inspection reports.  Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal, tax or accounting matter, recognizing that Duff & Phelps is not a legal, tax or accounting expert and has relied upon, without independent verification, the assessment of the Special Committee’s legal and tax advisors and the Trusts’ accounting personnel or advisors with respect to the legal, tax and accounting matters concerning the Transaction.  The Duff & Phelps opinion should not be construed as a valuation opinion, credit rating, solvency opinion or an analysis of Ridgewood Providence’s or RRIG’s creditworthiness.

Duff & Phelps was not requested to, and did not:

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initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction, the assets, the businesses or operations of Ridgewood Providence and RRIG, or any alternatives to the Transaction,

•	negotiate the terms of the Transaction, or any related agreements, or

•	advise the Special Committee or any other party with respect to the reasonableness of, or alternatives to the Transaction.

Duff & Phelps did not express any opinion with respect to the amount or nature of any compensation to any of the Trusts’ or the Managing Shareholder’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the equity holders of each Trust in the Transaction, or with respect to the fairness of any such compensation.

Duff & Phelps prepared its opinion effective as of November 17, 2008.  The opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of such date, and the conditions and prospects, financial or otherwise, of Ridgewood Providence and RRIG as they were represented to Duff & Phelps as of the date thereof or as they were reflected in the information and documents reviewed by Duff & Phelps.  Duff & Phelps disclaims any undertaking or obligation to advise any person or any change in any fact or matter affecting its opinion coming or brought to the attention of Duff & Phelps after the date of the Duff & Phelps opinion or otherwise to update, revise or reaffirm its opinion.  Notwithstanding and without limiting the foregoing, in the event that there is any change in any fact or matter affecting the Duff & Phelps opinion after the date of the opinion and prior to the completion of the Transaction, Duff & Phelps reserves the right to change, modify or withdraw the opinion.

Duff & Phelps’ opinion and financial analyses were only one of the many factors considered by the Special Committee in its evaluation of the Transaction and should not be viewed as determinative of the views of the Special Committee with respect to the Transaction.

The Duff & Phelps engagement letter with the Trusts dated May 13, 2008, provides that, for its services, Duff & Phelps is entitled to receive customary professional fees, which are not contingent on completion of the Transaction.  The engagement letter also provides that Duff & Phelps be reimbursed for its reasonable out-of-pocket expenses and that each Trust severally indemnify Duff & Phelps and certain related persons against liabilities arising out of Duff & Phelps’ service as a financial advisor to the Special Committee.  Other than this engagement, during the two years preceding the opinion, Duff & Phelps provided financial advisory services and a fairness opinion to certain affiliates of the Managing Shareholder in connection with the sale of landfill gas electricity generating assets located in the United Kingdom to affiliates of the Macquarie European Infrastructure Fund in January 2007 for which compensation was received.

It is noted that Duff & Phelps is also engaged to provide, subsequent to the completion of the Transaction, an opinion to the Special Committee as to the fairness, from a financial point of view, to the members of RILG and Trust I of the consideration to be received by the members of RILG and Trust I in a contemplated transaction involving the sale of RILG (or its assets) and the entities owned by Trust I (or their assets) owning the landfill gas electricity generation project located at the Olinda Alpha landfill in Brea, California, as well as certain other assets owned by the Managing Shareholder or its affiliates, to a third party buyer or partner (the “Phase Two Opinion”).  For the avoidance of doubt, Duff & Phelps has not provided the Phase Two Opinion herein, but is engaged to provide the Phase Two Opinion at a future date, if such transaction were to occur.

Item 9.01  Financial Statements and Exhibits.

d.	Exhibits.

	Exhibit No.	Title

10.1
Contribution Agreement dated as of November 17, 2008 by and among Ridgewood Olinda, LLC, Ridgewood Electric Power Trust III, Ridgewood Electric Power Trust IV, Ridgewood Power B Fund/Providence Expansion, Ridgewood Providence Power Corporation, Rhode Island Gas Management, LLC, Ridgewood Management Corporation, Rhode Island LFG Genco, LLC and Ridgewood Renewable Power LLC.

10.2
Amended and Restated Limited Liability Company Agreement of Rhode Island LFG Genco, LLC dated as of November 17, 2008 by Rhode Island LFG Genco, LLC, Ridgewood Olinda, LLC, Ridgewood Electric Power Trust III, Ridgewood Electric Power Trust IV, Ridgewood Power B Fund/Providence Expansion and Ridgewood Renewable Power LLC.

Exhibit No.	Title

10.3	Amended and Restated Site Lease and Landfill Gas Delivery Agreement dated as of November 17, 2008 between Rhode Island LFG Genco, LLC and Rhode Island Resource Recovery Corporation.

10.4
Amended and Restated Landfill Gas Services Agreement dated as of November 17, 2008 among Ridgewood Gas Services LLC, Rhode Island Resource Recovery Corporation and, solely as to Sections 3.2 and 3.3, Rhode Island LFG Genco, LLC.

10.5	Purchase and Sale Agreement dated as of November 17, 2008 between Ridgewood Gas Services LLC and Rhode Island Resource Recovery Corporation.

99.1	Fairness Opinion of Ewing Bemiss & Co.

99.2	Report of Special Committee.

99.3	Fairness Opinion of Duff & Phelps, LLC to the Special Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ELECTRIC POWER TRUST IV

Date: November 20, 2008	By:	/s/ JEFFREY H. STRASBERG
	Name:	Jeffrey H. Strasberg
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

10.1	Contribution Agreement dated as of November 17, 2008 by and among Ridgewood Olinda, LLC, Ridgewood Electric Power Trust III, Ridgewood Electric Power Trust IV, Ridgewood Power B Fund/Providence Expansion, Ridgewood Providence Power Corporation, Rhode Island Gas Management, LLC, Ridgewood Management Corporation, Rhode Island LFG Genco, LLC and Ridgewood Renewable Power LLC.

10.2
Amended and Restated Limited Liability Company Agreement of Rhode Island LFG Genco, LLC dated as of November 17, 2008 by Rhode Island LFG Genco, LLC, Ridgewood Olinda, LLC, Ridgewood Electric Power Trust III, Ridgewood Electric Power Trust IV, Ridgewood Power B Fund/Providence Expansion and Ridgewood Renewable Power LLC.

10.3	Amended and Restated Site Lease and Landfill Gas Delivery Agreement dated as of November 17, 2008 between Rhode Island LFG Genco, LLC and Rhode Island Resource Recovery Corporation.

10.4
Amended and Restated Landfill Gas Services Agreement dated as of November 17, 2008 among Ridgewood Gas Services LLC, Rhode Island Resource Recovery Corporation and, solely as to Sections 3.2 and 3.3, Rhode Island LFG Genco, LLC.

10.5	Purchase and Sale Agreement dated as of November 17, 2008 between Ridgewood Gas Services LLC and Rhode Island Resource Recovery Corporation.

99.1	Fairness Opinion of Ewing Bemiss & Co.

99.2	Report of Special Committee.

99.3	Fairness Opinion of Duff & Phelps, LLC to the Special Committee.